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                           GIBSON, DUNN & CRUTCHER LLP
                                     LAWYERS
                           1050 CONNECTICUT AVENUE, N.W.
                            WASHINGTON, D.C. 20036-5306
                                  202-955-8500
                              FACSIMILE: 202-467-0539


WRITER'S DIRECT DIAL NUMBER                            OUR FILE NUMBER
(202) 955-8500                                            C88815-00004


                                  June 17, 1999


SLM Holding Corporation
11600 Sallie Mae Drive
Reston, VA  20193

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the registration statement on Form S-8 (the "Registration Statement") to be filed by SLM Holding Corporation, a Delaware corporation (the "Company"),with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $25,000,000 of general unsecured obligations (the "Obligations") of the Company to pay deferred compensation in the future in accordance with the Sallie Mae Deferred Compensation Plan for Key Employees (the "Plan").

         We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon our examination mentioned above, and in reliance thereon, we are of the opinion that the Obligations being offered under the Plan, when issued and sold in accordance with the terms set forth in the Registration Statement and the Plan, and, when (a) the Registration Statement has become effective under the Act, (b) the pertinent provisions of any applicable state securities laws have been complied with, (c) the Company has received the full consideration for the issuance of the Obligations (including amounts withheld from compensation pursuant to instructions of participants in the
Plan), the Obligations so issued will be valid and binding obligations of the Company, enforceable in accordance with their terms as amended from time to time, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.


                                  Very truly yours,



                                  /s/ GIBSON, DUNN & CRUTCHER LLP
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                                  GIBSON, DUNN & CRUTCHER LLP